UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 27, 2013
Date of Report (Date of earliest event reported)

PICO HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

California (State or other Jurisdiction of Incorporation or Organization)	33-36383 (Commission File Number)	94-2723335 (IRS Employer Identification No.)

7979 Ivanhoe Avenue, Suite 300
La Jolla, California  92037
(Address of principal executive offices) (Zip code)

Registrant's Telephone Number, Including Area Code:  (888) 389-3222

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michael J. Machado was unanimously elected to the Board of Directors of PICO Holdings, Inc. on March 27, 2013. Mr. Machado was elected by the Board of Directors to fill a vacancy on the Board. Mr. Machado was elected to the class of directors with terms ending in 2014 and will stand for election to the Board by the Company's shareholders at the Company's 2014 Annual Meeting of Shareholders. The Board of Directors has not yet determined the committee(s) of the Board where Mr. Machado will serve. Mr. Machado will receive compensation for his services (consisting of cash retainers for Board and committee service and eligibility for equity awards) under our director compensation program applicable to all non-employee directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 27, 2013

PICO HOLDINGS, INC.

By: /s/ Maxim C. W. Webb

Maxim C. W. Webb
Executive Vice President and Chief Financial Officer